UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2024

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO	80241
(Address of principal executive offices)	(Zip Code)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2024, Ascent Solar Technologies, Inc., a Delaware corporation (“we,” “us,” the “Company” or “Ascent”), entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), to sell shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate sales price of up to $4,219,000, from time to time, through an “at the market offering” program under which Wainwright will act as sales agent. The sales, if any, of the Shares made under the ATM Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Company’s common stock.

We will pay Wainwright a commission rate equal to 3.0% of the aggregate gross sales price from the sales of Shares pursuant to the ATM Agreement and have agreed to provide Wainwright with customary indemnification and contribution rights against certain liabilities, including liabilities under the Securities Act. We will also reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement, including certain fees and out-of-pocket expenses of its legal counsel. The ATM Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

We are not obligated to sell any of the Shares under the ATM Agreement and may at any time suspend solicitation and offers thereunder. No assurance can be given that we will sell any Shares under the ATM Agreement, or if we do, as to the price or amount of Shares that we will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the ATM Agreement will terminate on the earlier of (1) the sale, pursuant to the ATM Agreement, of Shares having an aggregate offering price of $4,219,000 and (2) the termination of the ATM Agreement by either us or Wainwright, as permitted therein.

The Company will designate the maximum amount of common stock to be sold through Wainwright in any placement under the offering. Subject to the terms and conditions of the ATM Agreement, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on the Company’s behalf all of the Shares requested to be sold by the Company.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-267971) initially filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2022 and declared effective by the SEC on November 7, 2022, and a related prospectus supplement (the “Prospectus Supplement”), dated May 16, 2024, filed with the SEC on the date hereof in connection with the offer and sale of the Shares.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference. The ATM Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the ATM Agreement and in the context of the specific relationship between the parties. The provisions of the ATM Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the ATM Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Carroll Legal LLC relating to the legality of the issuance and sale of the Shares.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	5.1	Opinion of Carrol Legal LLC, date May 16, 2024
	10.1	At The Market Offering Agreement, dated May 16, 2024, by and between Ascent Solar Technologies, Inc. and H.C. Wainwright & Co., LLC
	23.1	Consent of Carroll Legal LLC (included in Exhibit 5.1)
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 16, 2024	By:	/s/ Jin Jo
Name: Jin Jo
Title: Chief Financial Officer